UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  December 31, 2010

Progressive Care Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52684	32-0186005
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 N. Miami Beach Blvd., Suite 1 N. Miami Beach, FL	33162
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 919-7399

(Former name or former address, if changed since last report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets

On December 31, 2010, Progressive Care Inc. (the “Company”) entered into an Asset Transfer, Assignment and Assumption Agreement (the “Transfer Agreement”) with Futura Pictures, Inc. (“Futura”).  Pursuant to the Transfer Agreement, the Company transferred all of the assets and liabilities associated with its workforce training business to Futura in exchange for the assumption by Futura of certain liabilities associated with the Company’s workforce training business (the “Asset Transfer”).

On October 21, 2010, we entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Pharmco Corp., a privately held Florida corporation (“Pharmco”) and Pharmco Acquisition Corp. (“Acquisition Sub”), a wholly-owned subsidiary of the Company. Upon closing of the transaction contemplated under the Merger Agreement (the “Merger”), Acquisition Sub merged into and with Pharmco and Pharmco, as the surviving corporation, became a wholly-owned subsidiary of the Company..

Following the Asset Transfer, the Company intends to carry on the business of Pharmco as its only business.  Pharmco operates a retain pharmacy in South Florida.

The foregoing description of the Asset Transfer does not purport to be complete and is qualified in its entirety by reference to the complete text of the Asset Transfer, Assignment and Assumption Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

 (d)           Exhibits.

Exhibit No.	Description
10.1	Asset Transfer, Assignment and Assumption Agreement, dated as of December 31, 2010, by and between Progressive Care Inc. and Futura Pictures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 6, 2011	PROGRESSIVE CARE INC.

	By:	/s/ Avraham A. Friedman
Name: Avraham A. Friedman
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Asset Transfer, Assignment and Assumption Agreement, dated as of December 31, 2010, by and between Progressive Care Inc. and Futura Pictures, Inc.